UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549

                           FORM 8 - K

                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported)  March 5, 2001


                 EMCEE Broadcast Products, Inc.
     (Exact name of registrant as specified in its charter)


Delaware                  1-6299         13-1926296
(State or other jurisdiction  (Commission    (I.R.S. Employee
 of incorporation)        File Number)   Identification Number)


Susquehanna Street Extension West, P.O. Box 68/White Haven, PA 18661-0068
            (Address of principal executive offices)


Registrant's telephone number, including area code     570-443-9575


                              NONE
 (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership/

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

          On March 5, 2001, at a regular meeting of the Board of Directors, Timothy P. Hulick, Ph.D. was nominated and elected to the Board of Directors of the Company. Dr. Hulick, who is an electrical engineer, is a graduate of the United States Naval Academy and holds graduate degrees from the Massachusetts Institute of Technology and Old Dominion University. Since leaving the Navy in 1975 holding the rank of Commander, he has held a number of managerial and executive positions with companies in the private sector, including serving as Vice President of Engineering at Acrodyne Industries, Inc. from 1985 to 1999. He is the holder of a number of U.S. Patents and has received various awards for technical articles and presentations in the broadcast field.

Item 6.   Resignations or Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not applicable.

Item 10.  Regulation FD Disclosure.

          Not applicable


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   EMCEE BROADCAST PRODUCTS, INC.
                                   (Registrant)




Date:     March 8, 2001            /s/ James L. DeStefano
                                   JAMES L. DeSTEFANO
                                   President/CEO